UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): March 6, 2006


                          LEUCADIA NATIONAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                    NEW YORK
                 (State or Other Jurisdiction of Incorporation)

                    1-5721                              13-2615557
           (Commission File Number)         (IRS Employer Identification No.)

 315 PARK AVENUE SOUTH, NEW YORK, NEW YORK                10010
  (Address of Principal Executive Offices)              (Zip Code)

                                  212-460-1900
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.    Entry into a Material Definitive Agreement.

           On March 6, 2006, the Board of Directors of Leucadia National Corporation (the "Company"), upon the recommendation of the Compensation Committee of the Board, approved, subject to shareholder approval, (i) the grant of warrants to purchase 1,000,000 Leucadia National Corporation common shares (the "Warrants") to each of Ian M. Cumming, the Chairman of the Board and a Director of the Company, and Joseph S. Steinberg, the President and a Director of the Company (each, an "Executive"), and (ii) an amendment to the Company's existing Senior Executive Annual Incentive Bonus Plan to increase the maximum bonus payable under the Bonus Plan to Messrs. Cumming and Steinberg (the sole participants in the Bonus Plan). Messrs. Cumming and Steinberg abstained from the Board's action with respect to these matters.

           The Warrants were issued pursuant to the 2006 Senior Executive Warrant Plan at a per share exercise price equal to $57.03 per share, representing 105% of the closing price of the Company's common shares as quoted on the New York Stock Exchange on March 6, 2006, the date of grant of the Warrants (the "Exercise Price"). The Warrants expire on March 5, 2011. The Warrants will vest in five equal tranches over the five year term of the Warrants, with 20% vesting on the date shareholder approval is received, and an additional 20% vesting on each of March 6, 2007, 2008, 2009 and 2010 (provided that the Executive has not voluntarily terminated his employment with the Company or been terminated "for cause" (as defined in his employment agreement with the Company) on or before any such date). In the event of the death of the Executive, any unvested portion of the Warrants will become immediately vested. The Warrants may be exercised in cash or through a cashless exercise feature. The Common Shares issuable upon exercise of the Warrants represent approximately 1.9% of the Common Shares currently outstanding. In approving the issuance of the Warrants, the Board of Directors noted that compensation paid to the Executives historically has included the grant of common share purchase warrants from time to time, most recently in 2000.

           The Bonus Plan amendment will, subject to shareholder approval, increase the maximum annual incentive bonus that may be paid to each Executive under the Bonus Plan from 1% to 1.35% of the audited pre-tax earnings of the Company and its consolidated subsidiaries for each year of the Bonus Plan, beginning in 2006. In all other respects, the terms of the Bonus Plan (which expires in 2014) remain unchanged. The Compensation Committee retains the discretion under the amended Bonus Plan to reduce the amount of any annual incentive award in its sole discretion.

           Both the amended Bonus Plan and the Warrants have been designed so that compensation paid under the Bonus Plan or in respect of the Warrant will qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code.

           Shareholder approval of the 2006 Senior Executive Warrant Plan, the Warrants, and the amendment to the Senior Executive Annual Incentive Bonus Plan will be requested at the Company's 2006 Annual Meeting of Shareholders to be held on May 16, 2006.

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
                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 10, 2006

                                           LEUCADIA NATIONAL CORPORATION


                                                   /s/ Joseph A. Orlando
                                                   -----------------------------
                                           Name:   Joseph A. Orlando
                                           Title:  Vice President











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